SCHEDULE 14A INFORMATION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to § 240.14a-12

Allergan, Inc.

(Name of Registrant as Specified In Its Charter)

Pershing Square Capital Management, L.P.

PS Management GP, LLC

William A. Ackman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Valeant Pharmaceuticals:

Investors:	Media:
Laurie W. Little	Renee E. Soto/Meghan Gavigan
Valeant Pharmaceuticals International, Inc.	Sard Verbinnen & Co.
949-461-6002	212-687-8080
laurie.little@valeant.com	rsoto@sardverb.com / mgavigan@sardverb.com

Pershing Square:

Carolyn Sargent

Rubenstein Associates

212-843-8030

csargent@rubenstein.com

VALEANT AND PERSHING SQUARE INVESTOR MEETING WEBCAST REPLAY

AND PRESENTATIONS NOW AVAILABLE

LAVAL, Quebec, April 24, 2014 – Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) and Pershing Square Capital Management L.P. (“Pershing Square”) today announced that they have released the webcast replay and accompanying presentations from the April 22, 2014 investor meeting featuring Valeant Chairman and Chief Executive Officer, J. Michael Pearson and Pershing Square Chief Executive Officer, William A. Ackman, outlining Valeant’s proposed acquisition of Allergan, Inc. (NYSE: AGN). The webcast and presentations can be accessed by visiting www.vpsevent.com/webcast.

About Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

About Pershing Square

Pershing Square Capital Management, L.P. is a SEC-registered investment advisor based in New York City.

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ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Valeant Pharmaceuticals International, Inc. (“Valeant”) has made for a business combination transaction with Allergan, Inc. (“Allergan”). In furtherance of this proposal and subject to future developments, Pershing Square Capital Management, L.P. (“Pershing Square”) and Valeant (and, if a negotiated transaction is agreed, Allergan) may file one or more registration statements, proxy statements or other documents with the U.S. Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, prospectus or other document Pershing Square, Valeant and/or Allergan may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF VALEANT AND ALLERGAN ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Allergan and/or Valeant, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Pershing Square and/or Valeant through the web site maintained by the SEC at http://www.sec.gov.

Pershing Square, PS Management GP, LLC, PS Fund 1, LLC, William A. Ackman, William F. Doyle, Jordan H. Rubin, Ben Hakim and Roy. J. Katzovicz may be deemed “participants” under SEC rules in any solicitation of Allergan shareholders in respect of a Valeant proposal for a business combination with Allergan. Pershing Square, PS Management GP, LLC and William A. Ackman may be deemed to beneficially own the equity securities of Allergan described in Pershing Square’s statement on Schedule 13D initially filed with the SEC on April 21, 2014 (the “Schedule 13D”), as it may be amended from time to time. Except as described in the Schedule 13D, none of the individuals listed above has a direct or indirect interest, by security holdings or otherwise, in Allergan or Valeant or the matters to be acted upon, if any, in connection with a potential Valeant-Allergan business combination. Information regarding the names and interests in Allergan and Valeant of Valeant and persons related to Valeant who may be deemed participants in any solicitation of Allergan or Valeant shareholders in respect of a Valeant proposal for a business combination with Allergan is available in the additional definitive proxy soliciting material in respect of Allergan filed with the SEC by Valeant on April 21, 2014. The additional definitive proxy soliciting material referred to in this paragraph can be obtained free of charge from the sources indicated above.